UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Modified Compensatory Plan. On January 12, 2010, the Compensation Committee of the Board of Directors approved restoring the annual base salary of each company officer to the amount that existed on June 30, 2009, effective as of January 1, 2010. The company’s matching contributions to participants in the Key Employee Savings & Investment Plan (the “KESIP”) were also resumed effective January 1, 2010. The amendments to the KESIP implementing this action were filed as an exhibit to the company’s Form 10-Q for the quarter ended September 27, 2009, which was filed with the SEC on November 4, 2009.

On January 12, 2010, the Compensation Committee also approved a request from Mr. John Shiely, who retired as CEO of the company effective December 31, 2009, to pay out in a lump sum his pre-2005 account balance under the KESIP. This action was taken pursuant to the provisions of the KESIP that apply to pre-2005 account balances. As of January 12, 2010, the amount of Mr. Shiely’s pre-2005 account balance was $592,792.11.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: January 19, 2010	By:	/S/ JAMES E. BRENN
James E. Brenn
Senior Vice President and Chief Financial Officer Duly Authorized Officer